Exhibit 3.1


                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            ARCH COMMUNICATIONS, INC.


     Arch Communications, Inc. (the "Corporation"), organized and existing under and by virtue of the General Law  of the State of Delaware, does hereby certify as follows:

     The Board of Directors of the Corporation duly adopted by written consent,

pursuant to Sections 141(f) and 242 of the General Corporation Law of Delaware,

a resolution setting forth an amendment to the Restated Certificate of

Incorporation of the Corporation and declaring said amendment to be advisable.

The sole stockholder of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of

Delaware by written consent in accordance with Sections 228 and 242 of the

General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:


RESOLVED:      That Article FIRST of the Restated Certificate of Incorporation
               of the Corporation be amended and restated in its entirety as follows: "The name of the corporation is Arch Wireless
               Communications, Inc."


     This amendment to the Corporation's Restated Certificate of Incorporation is to be effective as of Monday, September 25, 2000 at 9:00 am (EST).

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]


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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of

Amendment to be signed by its Chief Executive Officer this 20th day of

September, 2000.

                                        ARCH COMMUNICATIONS, INC.


                                        By: /s/ C.E. Baker, Jr.
                                           ____________________________
                                            C. Edward Baker, Jr.
                                            Chief Executive Officer












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